Exhibit 10.2

www.wns.com

Amendment no. 3 to the Employment Agreement dated July 01, 2009, as amended on May 01, 2023 and July 25, 2024 (“the Agreement”) between WNS Global Services Private Limited (together with its affiliates and their respective successors and assigns, “the Company”) and Arijit Sen (the “Executive”). This amendment is effective as of May 09, 2025.

Whereas the terms defined in this Agreement shall have the same meaning and reference made in the Agreement.

And Whereas the Company and the Executive now agree to certain changes to the terms of the Agreement as detailed hereunder.

The definition for “Good Reason” is deleted in its entirety and replaced with the following:

“Good Reason” shall mean (i) the material relocation of Executive’s principal place of employment (unless mutually agreed between the Company and the Executive), (ii) a material diminution in Executive’s title or duties and responsibilities, or (iii) a material reduction of Executive’s prevailing base salary or target bonus, provided such reduction is not applicable for other similarly situated employees in the Company. Upon the occurrence of any of the foregoing events, the Executive shall give the Company a written notice stating in reasonable detail the facts or circumstances giving rise to Good Reason and, to the extent capable of being cured, the Company or the respective employer company shall have thirty days (30) to cure such facts or circumstances.

If the Executive resigns form the Company for Good Reason, then any Severance payments specified in this Agreement shall immediately be payable on the date of such termination of employment or the date of expiry of the cure period as mentioned in the resignation due to Good Reason.

IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name on its behalf.

Accepted by the Executive

/s/ R. Swaminathan	/s/ Arijit Sen
R. Swaminathan	Name : Arijit Sen
Chief People Officer, WNS

AUSTRALIA

CHINA

COSTA RICA

INDIA

THE PHILIPPINES

ROMANIA

SRI LANKA

SOUTH AFRICA

UAE

UK

USA

This communication and the contents of the letter are confidential, and you are requested to treat this as such.

WNS Global Services Pvt. Ltd, Plan No: 10, Godrej & Boyce Complex, Pirojshanagar, LBS Marg, Vikhroli (West),

Mumbai – 400089 India | Tel: +91 22 4095 2100 | Fax +91 22 2518 8307 | CIN: U72200MH1996PTC100196